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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2002

                             -----------------------

                            KINDRED HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                       001-14057             61-1323993
  (State or other jurisdiction         (Commission File         (IRS Employer
of incorporation or organization)           Number)          Identification No.)


                             680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                   40202-2412
                                   (Zip Code)

       Registrant's telephone number, including area code: (502) 596-7300

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure.

     Kindred Healthcare, Inc. ("Kindred" or the "Company") announced that it has acquired Specialty Healthcare Services, Inc. ("Specialty"), a private operator of six long-term acute care hospitals. In the transaction, Kindred purchased all of the stock of Specialty for $45 million. The acquisition was financed through the use of existing cash. Kindred did not assume any long-term debt in the transaction.

     Specialty operates three, free-standing long-term acute care hospitals in California (248 beds) and a long-term acute care hospital within a hospital in Cleveland, Ohio (75 beds), Philadelphia, Pennsylvania (43 beds) and Charleston, South Carolina (59 beds). Specialty also has entered into another hospital within a hospital arrangement in Dallas, Texas which is scheduled to open in the second half of 2003. Specialty generated revenues of $76 million in 2001. The Company expects that the transaction will be slightly accretive to earnings in 2002.

     Certain statements set forth above are forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as "anticipate," "believe," "plan," "estimate," "expect," "could," "should," "will," "intend," "may" and other similar expressions, are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability of the Company to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc.; (b) the Company's ability to meet its rental and debt services obligations; (c) adverse developments with respect to the Company's liquidity or results of operations;
(d) the ability of the Company to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare professionals; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third-party payors, including the Medicare and Medicaid programs and the newly proposed prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company's ability to control costs, including labor costs, in response to prospective payment systems, implementation of the Corporate Integrity Agreement and other regulatory actions; (j) the ability of the Company to comply with the terms of its Corporate

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Integrity Agreement; (k) the effect of a restatement of the Company's previously issued consolidated financial statements; (l) the Company's ability to integrate operations of acquired facilities; and (m) the increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

        A copy of the press release is included as an exhibit to this filing.

Item 7. Financial Statements and Exhibits.

        (a)     Financial statements of businesses acquired.

                Not applicable.

        (b)     Pro forma financial information.

                Not applicable.

        (c)     Exhibits.

                Exhibit 99.1 Press Release dated April 1, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              KINDRED HEALTHCARE, INC.


Date: April 2, 2002           By: /s/ Richard A. Lechleiter
                                   -------------------------
                                       Richard A. Lechleiter
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer



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